SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Tektronix, Inc.

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August 22, 2003

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Tektronix, Inc., which will be held on Thursday, September 25, 2003 at 10:00 a.m., in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be acted upon at the meeting. Included with the Proxy Statement is a copy of our 2003 Annual Report to Shareholders on SEC Form 10-K.

It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy and return it in the envelope provided.

We look forward to greeting as many of our shareholders as possible.

Sincerely

Richard H. Wills
Chairman, President and
Chief Executive Officer

Whether or not you plan to attend the meeting, please vote your shares by telephone, Internet or mail. If you receive more than one proxy card because you own shares that are registered differently, then please vote all of your shares shown on all of your proxy cards following the instructions listed on each of the individual proxy cards. Thank you.

Notice of Annual Meeting of Shareholders
to be held on September 25, 2003

To the Shareholders of Tektronix, Inc.:

     The annual meeting of the shareholders of Tektronix, Inc., an Oregon corporation, will be held in accordance with the bylaws on Thursday, September 25, 2003 at 10:00 a.m., local time, in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon, for the following purposes:

1. To elect two directors;

2. To consider and vote upon a shareholder proposal; and

3. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on Monday, July 21, 2003 will be entitled to notice of, and to vote at, the annual meeting.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares via the Internet or by telephone at any time. Please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

BY ORDER OF THE BOARD OF DIRECTORS

James F. Dalton, Vice President, General Counsel and Secretary
Beaverton, Oregon August 22, 2003

TEKTRONIX, INC.

PROXY STATEMENT

     The annual meeting of shareholders of Tektronix, Inc. (the “Company” or “Tektronix”) will be held Thursday, September 25, 2003, at 10:00 a.m., in Tektronix Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon. The Board of Directors of Tektronix has directed that this background material be supplied to help you decide how to vote on the matters to come before the meeting. The enclosed proxy is being solicited by the Board of Directors of Tektronix. You are invited to use that proxy to vote, or to vote your proxy electronically via the Internet or telephone. Whether or not you expect to attend the meeting, it is important that you vote your proxy.

     To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. The proxy committee will vote your shares according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.

     We encourage you to vote by proxy as soon as possible. The shares represented by the enclosed proxy will be voted if the proxy is properly received before the meeting begins. Solicitation of proxies on behalf of the Board of Directors may be made by mail, personal interviews, telephone or facsimile by Tektronix officers and employees. Tektronix has also retained Morrow & Co., Inc. to assist in the solicitation of proxies from shareholders (primarily brokers, banks and other institutional shareholders) for a fee estimated at approximately $5,000 plus certain expenses. The costs of such solicitation will be paid by the Company.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

     Only shareholders of record on July 21, 2003 (the record date) will be entitled to vote at the annual meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. As of the close of business on July 21, 2003, the Company had 84,867,339 outstanding shares of common stock. This proxy statement and the accompanying proxy was sent to shareholders beginning August 22, 2003.

     Participants in the Tektronix 401(k) Plan (“401(k) Plan”) have the right to instruct the fiduciary or administrator of the plan (or a proxy) how to vote shares allocated to their accounts. Participants in the plan will receive a separate voting direction form on which they may indicate their voting instructions.

Proposal 1. Election of Directors

     The Board of Directors currently consists of eight members. The Board is divided pursuant to the bylaws into three classes. One class is elected each year for a three-year term. The term of office of Class II directors expires at the 2003 annual meeting; the term of office of Class III directors expires in 2004; and that of Class I directors expires in 2005. In all cases, the terms of the directors will continue until their respective successors are duly elected.

     Action will be taken at the 2003 annual meeting to elect two Class II directors to serve until the 2006 annual meeting of shareholders. The nominees, as well as the Class III and Class I directors who are continuing to serve, are listed below, together with certain information about each of them. The nominees for election at the 2003 annual meeting are Gerry B. Cameron, who has served as a director since 1997; and Mr. Cyril J. Yansouni, who is a new independent director to the Tektronix Board. Mr. Jerome J. Meyer, 65, a Class II director since 1990, will be retiring from the Board of Directors effective as of the date of the annual shareholder’s meeting. Mr. Meyer has been a member of the Board of Directors since 1990, and was Chairman of the Board from 1991 to September 2001. He served as Chief Executive Officer from 1990 until January 2000. The Board of Directors thanks Mr. Meyer for his extensive, valued service to the Company.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote if a quorum is present at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

Class II Director Nominees

     Gerry B. Cameron, 65, retired, was Chairman of U.S. Bancorp from 1994 to December 1998. He was Chief Executive Officer of U.S. Bancorp from January 1994 until its merger with First Bank System on August 1, 1997. Mr. Cameron’s banking career began in 1956 with U.S. National Bank of Oregon. He managed the Commercial Banking Group and the Northwest Group before being appointed Chairman and Chief Executive Officer of Old National Bank in Spokane, Washington in 1987. In 1988, Mr. Cameron was named President and Chief Operating Officer of U.S. Bank of Washington, which was formed when U.S. Bancorp acquired Old National Bank and Peoples Bank. Mr. Cameron has served as a director of Tektronix since 1997. He is also a director of The Regence Group.

     Cyril J. Yansouni, 61, has been a director of PeopleSoft since 1992. Mr. Yansouni was Chairman of the Board of Directors of Read-Rite Corporation, a supplier of magnetic recording heads for data storage drives from March 1991 to June 2003, and Chief Executive Officer from March 1991 to June 2000. From 1988 to 1991 Mr. Yansouni was employed by Unisys Corporation, a manufacturer of computer systems, where he served in various senior management capacities, most recently as an Executive Vice President. From 1986 to 1988, Mr. Yansouni was President of Convergent Technologies, a manufacturer of computer systems that was acquired by Unisys Corporation in December 1988. From 1967 to 1986, he was employed by Hewlett-Packard Company, where he served in a variety of technical and management positions, most recently as Vice President and General Manager of the Personal Computer Group. Mr. Yansouni was elected to the Tektronix Board of Directors in August 2003.

     The Board of Directors Recommends that you vote FOR
the Election of Mr. Cameron and Mr. Yansouni as Class II Directors.

Class III (Term Ending 2004)

     David N. Campbell, 61, has been a Managing Director of Innovation Advisors, a strategic advisory firm focused on M&A transactions in the IT software and services industry since November 2001. He served as Chairman and Chief Executive Officer of Xpedior, a provider of information technology solutions, from September 1999 to November 2000. Prior to that he served as President of the GTE Technology Organization and from July 1995 to September 1999 he served as President of BBN Technologies, a business unit of GTE Corporation. From March 1983 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated. Mr. Campbell has served as a director since 1998. Mr. Campbell is also a director of Gibraltar Steel Corporation and Apropos Technology.

     Merrill A. McPeak, 67, is President of McPeak and Associates, an aerospace consultant firm. He was Chief of Staff, United States Air Force, from October 1990 to October 1994, when he retired. General McPeak has served as a director of Tektronix since March 1995. He is Chairman of the Board of ECC International Corporation, and a director of CenterSpan Communications, Inc. and several private companies.

     Richard H. (Rick) Wills, 48, is Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Wills joined Tektronix in 1979. From 1991 through 1993, he was Product Line Director for the core TDS line of oscilloscopes. He held the position of Worldwide Director of Marketing for the Measurement Business Division in 1993 and 1994 and was Vice President and General Manager of the Measurement Division’s Design Service and Test Business Unit from 1995 to 1997. Mr. Wills was President of the Tektronix Americas Operations the last half of 1997. In December 1997, he was elected President, European Operations and in 1999 he was elected President of the Company’s Measurement Business. Mr. Wills was elected a director of Tektronix on January 20, 2000, when he was elected President and Chief Executive Officer of the Company. He was elected Chairman of the Board on September 20, 2001.

Class I (Term Ending 2005)

     Pauline Lo Alker, 60, is Chairman of the Board, Chief Executive Officer and President of Amplify.net, Inc. (develops and delivers solutions to amplify the quality, capacity, security and resilience of IP networks), a position she has held since June 1998. From January 1991 until June 1998, she was President and Chief Executive Officer of Network Peripherals Inc. (high performance networking solutions). Mrs. Alker has served as a director of Tektronix since January 1996. She has also served as a director of Integrated Silicon Solutions, Inc. and Sensormatics.

     A. Gary Ames, 58, was President and Chief Executive Officer of MediaOne International, formerly US WEST International (communications), from July 1995 to June 2000, when he retired. Mr. Ames was President and Chief Executive Officer of U S WEST Communications from January 1990 to July 1995. From April 1987 to January 1990, Mr. Ames was President and Chief Executive Officer of Mountain Bell. Mr. Ames has served as a director since 1994. He is also a director of Albertson’s, Inc., ATT Latin America, PacWest Telecommunications, and iPass.

     Frank C. Gill, 59, is a retired Intel Corporation executive. At the time of his retirement from Intel, he was Executive Vice President and had held a variety of positions in sales, marketing, product development and manufacturing operations during his 23-year career. Mr. Gill has served as a director of Tektronix since March 1999. He is currently a private investor and a director of ITXC, Inc., Logitech International, Pixelworks, Inc., and other private companies.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors Meetings, Committees and Compensation

Meetings

     The Board of Directors met six times during the last fiscal year. Each director attended at least 75% of the aggregate number of the meetings of the Board and committees on which he or she served.

Committees

     The Company currently has standing Audit, Nominating and Corporate Governance, and Organization and Compensation Committees of the Board of Directors. Each committee operates pursuant to a written charter, and the charters are reviewed annually. The charters may be viewed online at www.tektronix.com. The performance of each Committee is reviewed annually. Each Committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees are identified in the following table.

Name	Audit	Nominating and Corporate Governance	Organization & Compensation

Pauline Lo Alker		X	X
A. Gary Ames	X	Chair
Gerry B. Cameron	X	X	Chair
David N. Campbell	X		X
Frank C. Gill		X	X
Merrill A. McPeak	Chair		X
Jerome J. Meyer
Richard H. Wills

     All committees currently consist entirely of independent directors in accordance with the rules of the New York Stock Exchange.

     The Audit Committee assists the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions, and is directly responsible for the appointment, compensation and oversight of the independent auditors. During fiscal year 2003, the Audit Committee held seven meetings. The Charter of the Audit Committee is attached to this proxy statement as Appendix A, and is available online at www.tektronix.com. The responsibilities and activities of the Audit Committee are described in more detail in the “Report of the Audit Committee”.

     The Nominating and Corporate Governance Committee makes recommendations to the Board regarding (1) Board and committee membership; (2) corporate governance matters, including adoption of, and changes to, the Corporate Governance Guidelines discussed below; and (3) director compensation. The committee also leads the Board in its annual review of the Board’s performance. The Nominating and Corporate Governance Committee held four meetings during the last fiscal year. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating and Corporate Governance Committee consideration may do so by submitting the prospective nominee’s name and information regarding his or her qualifications to the Secretary of the Company.

     The Organization and Compensation Committee, which is described in the Organization and Compensation Committee Report on Executive Compensation, held four meetings during the last fiscal year.

Director Compensation

     Directors who are not employees of the Company receive an annual retainer of $30,000, plus an additional $5,000 for each committee chairman. The entire annual retainer is paid in Common Shares of the Company, purchased in the market. The shares are issued pursuant to the 2001 Non-Employee Directors Compensation Plan. Non-employee directors also receive $1,200 for each meeting of the Board of Directors attended and $900 for each committee meeting attended, with the exception of committee meetings held during the time normally scheduled for a Board meeting. Directors who are employees of the Company receive no separate compensation as directors. Directors can elect to receive meeting and committee chair fees in stock, rather than cash.

     Directors receive annually, on the day following the shareholder’s annual meeting, fully vested, ten-year options to purchase 10,000 Common Shares, with an option price equal to the fair market value of the stock as of the close of trading on the immediately preceding day.

     Directors can elect to defer all or part of their compensation under the Tektronix, Inc. Deferred Compensation Plan and the Tektronix, Inc. Stock Deferral Plan. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the director. Tektronix Common Shares that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a single lump-sum payment or in equal annual installment payments for up to 15 years commencing on the first January following the date the director ceases to be a director, or the first January following the date specified by the director. Deferrals must be for a minimum of three years, unless the director ceases to be a director at an earlier date.

Corporate Governance Guidelines and Policies

     The Board of Directors has adopted Corporate Governance Guidelines, which are reviewed periodically by the Nominating and Corporate Governance Committee to determine if changes should be recommended to the Board of Directors. The Corporate Governance Guidelines are available online at www.tektronix.com. Among other matters, the corporate governance guidelines and Company practices and policies include the following:

  A majority of the members of the Board of Directors shall be independent directors, as defined in the applicable rules of the New York Stock Exchange. Currently, six of the eight directors are independent, as defined by these rules. Generally, independence means that the director must be independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director. Directors who are employees of the Company or one of its subsidiaries are not independent.

  Directors must resign from the Board at the Board meeting preceding the annual shareholders meeting immediately following their 70th birthday. In 2001 the Board approved 12-year tenure limits for directors, excluding the Chief Executive Officer. For directors elected prior to May 17, 2001, the 12-year tenure limits commenced on May 17, 2001 and service prior to that date is not included.

  The non-management directors meet on a regularly scheduled basis in executive session without the Chief Executive Officer and other management. The director who presides at these meetings is appointed periodically by the Board and disclosed to the public. The currently appointed presiding director is the Chairman of the Organization and Compensation Committee.

  Members of Board committees are appointed by the Board, upon recommendation by the Nominating and Corporate Governance Committee.

  The Audit Committee, Nominating and Corporate Governance Committee and the Organization and Compensation Committee consist entirely of independent directors.

  The Board and each committee has the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

  The Board and each committee annually assesses its own performance.

  The Board annually reviews the Company’s strategic long-range plan, business unit initiatives, capital projects and budget matters.

  The Organization and Compensation Committee periodically reviews with the Chief Executive Officer and reports to the Board regarding succession planning and leadership development.

  The Board evaluates the performance of the Chief Executive Officer and other senior management personnel at least annually.

  Incentive compensation plans link pay directly and objectively to measured financial goals set in advance by the Organization and Compensation Committee. Executive officers are expected to acquire Company stock in accordance with established guidelines. See “Organization and Compensation Committee Report on Executive Compensation” for additional information.

  Directors are encouraged to make significant progress annually toward accumulating, within three years of becoming a director, Common Shares of the Company with a value equal to three times the director’s annual retainer. For the last fiscal year, all directors have achieved this ownership goal.

  The Board of Directors has adopted procedures for the receipt, retention and treatment of concerns from Company employees and others regarding accounting, internal accounting controls or auditing matters. Employees may submit concerns anonymously pursuant to the Business Practices Guidelines, located on the Company’s internal Web site. Others may submit concerns in writing to the Chairman of the Audit Committee, c/o the Corporate Secretary, 14200 S.W. Karl Braun Drive, Beaverton, OR 97077-0001.

  The Board of Directors has also adopted a Code of Ethics for Financial Managers, which is available for viewing on the Company’s Corporate Governance Web site at www.tektronix.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows ownership of the Common Shares of the Company on the record date by each person who, to the knowledge of the Board of Directors, owned beneficially more than 5% of the Common Shares:

Name and address of Beneficial Owner	Amount and nature of beneficial ownership		Percent of Class

PRIMECAP Management Company	11,178,040	(1)	13.18%
225 So. Lake Avenue #400
Pasadena, CA 91101-3005

FMR Corp., Edward C. Johnson 3d and	10,034,910	(2)	11.5%
Abigail P. Johnson
82 Devonshire Street
Boston, MA 02109

Franklin Resources, Inc.,	8,774,111	(3)	10.1%
Charles B. Johnson, Rupert H. Johnson, Jr.,
Franklin Advisers, Inc.
One Franklin Parkway
Building 920
San Mateo, CA 94403

Private Capital Management, L.P.,	7,568,498	(4)	8.7%
Bruce S. Sherman and Gregg J. Powers
8889 Pelican Bay Blvd.
Naples, FL 34108

(1)	Based on information set forth on Schedule 13G/A dated July 7, 2003, filed with the SEC by PRIMECAP Management Company. These shares are held with sole voting power as to 1,922,990 shares and sole dispositive power as to 11,178,040 shares.

(2)	Based on information set forth on Schedule 13G/A dated February 14, 2003, filed with the SEC by FMR Corp. These shares are held as follows: Edward C. Johnson 3d and FMR Corp. each have sole voting power as to 336,410 shares and sole dispositive power as to 10,034,910 shares.

(3)	Based on information set forth on Schedule 13G dated April 9, 2003, filed with the SEC by Franklin Resources Inc. These shares are held as follows: Franklin Advisers, Inc. holds sole voting and dispositive power as to 8,062,200 shares; Franklin Private Client Group, Inc. holds sole dispositive power as to 700,113 shares; and Fiduciary Trust Company International holds sole voting and dispositive power as to 11,798 shares.

(4)	Based on information set forth on Schedule 13G dated February 14, 2003, filed with the SEC by Private Capital Management, L.P (PCM). Bruce S. Sherman is CEO of PCM. Gregg J. Powers is President of PCM. In these capacities, PCM, and Messrs. Sherman and Powers exercise shared dispositive and shared voting power with regard to 7,568,498, 7,571,498, and 7,568,498 shares, respectively.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Shares of the Company by the directors, certain executive officers named in the Summary Compensation Table, and all executive officers and directors as a group as of June 30, 2003:

Name	Number of Shares (1)		Percent of Class

Pauline Lo Alker	45,493		*
A. Gary Ames	62,296		*
Gerry B. Cameron	55,858		*
David N. Campbell	58,432		*
Frank C. Gill	57,520		*
Merrill A. McPeak	46,092		*
Jerome J. Meyer	500,836		*
Richard H. Wills	466,490	(2)	*
David E. Coreson	193,146	(3)	*
Colin L. Slade	138,525		*
David S. Churchill	130,786	(4)	*
Richard D. McBee	81,774	(4)	*
All current directors and executive officers as a group (15 individuals)	2,069,085		2.44%

*	Less than one percent.
(1)	Unless otherwise indicated, each individual has sole voting and investment power with respect to these shares.

Includes Common Shares represented by stock options that are currently exercisable under the Company’s stock plans, for which the individual Non-Employee Director has no voting or investment power as follows: Alker, Ames, Cameron, Campbell, Gill (35,000 shares each); McPeak (30,000 shares); and Meyer (255,000 shares).

Includes shares issued under the Company’s Stock Compensation Plan for Non-Employee Directors and deferred pursuant to the Non-Employee Directors’ Deferred Compensation Plan as follows: Mr. Ames (1,180 shares), Mr. Cameron (11,858 shares), Mr. Campbell (19,432 shares), Mr. McPeak (14,092 shares), and Mr. Meyer (4,674 shares). Shares are held in trust, and they have no voting or investment power with respect to these shares.

Includes Common Shares represented by stock options that are currently exercisable or become exercisable within 60 days as follows: Mr. Wills (431,250 shares), Mr. Coreson (156,000 shares), Mr. Slade (117,250 shares), Mr. Churchill (112,750 shares), Mr. McBee (65,250 shares), and all officers and directors as a group (1,540,000 shares), for which the individual has no voting or investment power. Includes shares held under the Tektronix 401(k) plan by Mr. Wills (4,643 shares), Mr. Coreson (4,158 shares), Mr. Slade (4,000 shares), Mr. Churchill (1,951 shares), and Mr. McBee (1,095 shares), as to which they have voting but no investment power. Also includes shares held in the Tektronix Stock Fund, an investment option of the Tektronix 401(k) plan, by Mr. Churchill (5,052 shares) and Mr. McBee (4,610 shares), as to which they have investment but no voting power.

(2)	Includes 5,048 shares credited to a stock account under the Company’s Stock Deferral Plan, for which he has no voting or investment power.
(3)	Includes 20,000 restricted shares that are subject to forfeiture to the Company under certain conditions and to which Mr. Coreson has voting but no investment power.
(4)	Includes 10,000 restricted shares each that are subject to forfeiture to the Company under certain conditions and to which each executive has voting but no investment power.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table discloses compensation received by the Company’s Chief Executive Officer and the four remaining most highly paid executive officers (collectively, the “Named Officers”) for services rendered as executive officers for the last three fiscal years.

		Annual Compensation				Long-Term Compensation

						Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)(2)	All Other Compensation ($)(3)

Richard H. Wills	2003	$542,308	$189,808	$0		$0		120,000	$19,967	(4)
Chairman, President,	2002	411,923	58,500	0		0		125,000	16,806	(4)
and Chief Executive	2001	436,539	1,370,732	560,958	(5)	0		100,000	10,000
Officer

David E. Coreson	2003	$318,462	$66,877	$0		$350,200	(6)	0	$11,662
Sr. Vice President	2002	272,538	23,400	0		0		52,000	10,177
Central Operations	2001	290,577	435,867	0		0		40,000	10.177

Colin L. Slade	2003	$312,385	$65,601	$0		$0		60,000	$12,097
Sr. Vice President and	2002	257,223	21,918	0		0		47,000	10,122
Chief Financial Officer	2001	276,692	415,038	0		0		34,000	10,935

David S. Churchill (7)	2003	$278,462	$48,731	$0		$194,700	(8)	50,000	$9,558
Vice President and	2002	$38,000	16,900	0		0		43,000	10,399
General Manager,
Communications
and Video

Richard D. McBee	2003	$273,077	$47,788	$0		$194,700	(8)	50,000	$9,394
Vice President,	2002	228,846	16,250	0		0		43,000	$10,442
Worldwide Sales	2001	220,192	284,079	66,224	(9)	0		35,000	11,925
and Marketing

(1)	Includes amounts paid or deferred under the Annual Performance Incentive Plan.
(2)	Options were granted in the year indicated. Additional information regarding the options granted during fiscal year 2003 is set forth in the “Stock Option Grants in Last Fiscal Year” table.
(3)	Except as otherwise indicated, represents amounts contributed by the Company under the Company’s 401(k) Plan.
(4)	Includes $6,790 per year supplemental long-term disability plan premium payments for Mr. Wills.
(5)	Tax and moving expenses associated with Mr. Wills’ overseas employment assignment paid by the Company on his behalf.
(6)	Represents the fair market value, on the grant date, of 20,000 restricted shares awarded to Mr. Coreson. Shares vest 100% on May 29, 2004. At May 31, 2003 the market value of these shares was $21.08 per share.

(7)	Mr. Churchill became an executive officer in 2002. Table excludes compensation for years when he was not an executive officer.
(8)	Represents the fair market value, on the grant date, of 10,000 restricted shares awarded to Messrs. Churchill and McBee. Shares vest 50% on June 19, 2004 and 50% on June 19, 2005. At May 31, 2003 the market value of these shares was $21.08 per share.

(9)	Tax and moving expenses associated with Mr. McBee’s foreign service employment assignment paid by the Company on his behalf.

Stock Option Grants in Last Fiscal Year

     The following table provides information on stock options awarded during the last fiscal year to Named Officers under the Company’s stock option plans.

	Individual Grants

Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)

Richard H. Wills	120,000	4.4%	$17.5100	01/22/13	$675,600
David E. Coreson	0	n/a	n/a	n/a	n/a
Colin L. Slade	60,000	2.2%	$17.5100	01/22/13	$337,800
David S. Churchill	50,000	1.8%	$17.5100	01/22/13	$281,500
Richard D. McBee	50,000	1.8%	$17.5100	01/22/13	$281,500

(1)	The options were granted on January 22, 2003 at 100% of the fair market value on the date of grant pursuant to the Company’s stock option plans. Each option becomes exercisable to the extent of 25% of the shares in 12-month increments, and the optionee may exercise the option for a period of ten years provided that the optionee has been continuously employed by the Company or one of its subsidiaries. Each of the options is subject to accelerated vesting in the event of a future change in control of the Company or the occurrence of certain events indicating an imminent change in control of the Company. Vesting is also accelerated upon the death or disability of the optionee.

(2)	The Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the January 22, 2003 grant date present value were volatility (35.64%), risk-free rate of return (2.95%), dividend yield (0%), and time to exercise (4 years).

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of May 31, 2003; and (iii) the fiscal year-end value of “in-the-money” unexercised options.

Name	Number Of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)(2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard H. Wills	0	$0	431,250	263,750	$530,500	$560,925
David E. Coreson	0	$0	156,000	0	$144,560	$0
Colin L. Slade	0	$0	117,250	112,250	$284,092	$278,820
David S. Churchill	0	$0	112,750	102,250	$161,950	$232,350
Richard D. McBee	0	$0	65,250	99,750	$64,138	$232,350

(1)	No options were exercised by the Named Officers during the fiscal year. The unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on May 30, 2003 and the applicable exercise prices. The closing price of the Company’s Common Shares on the last trading day of the fiscal year was $21.08.

(2)	“In-the-money” options are options whose exercise price was less than the market price of Common Shares at May 30, 2003.

Cash Balance Plan

     The Tektronix Cash Balance Plan is an integrated, account-based, defined benefit plan funded entirely by the Company. Employees who are officers of the Company participate in the Cash Balance Plan on the same basis as other employees. Employees outside the U.S. are covered under different retirement plans varying from country to country.

     The Retirement Equalization Plan is a supplemental plan to the Tektronix Cash Balance Plan to provide covered officers and other covered employees with the total amount of retirement income that they would otherwise receive under the Cash Balance Plan but for legislated ceilings in compliance with certain sections of the Internal Revenue Code which limit retirement benefits payable from qualified plans.

     Under the provisions of the Cash Balance Plan, a cash balance account is established for each participant at plan entry and increased over time with pay and interest credits. Pay credits are equal to 3.5% of eligible pay and are credited to each participant’s cash balance account as of each payroll. The plan is integrated with Social Security and pay credits increase to 7.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. Interest credits are based on one-year Treasury constant maturity rates and are credited to a participant’s cash balance account as of each month end. At termination of employment, a participant (if vested) becomes entitled to receive his or her cash balance account in a single payment or have it converted to a monthly annuity payable for life (or over a joint lifetime with his or her beneficiary). Payment can be delayed until the participant reaches age 65.

     Certain special provisions apply for employees who were active participants under the Tektronix Pension Plan as of December 31, 1997. Effective January 1, 1998 (the date the Tektronix Pension Plan was amended to become the Tektronix Cash Balance Plan), an initial cash balance account based on the benefit levels provided under the Tektronix Pension Plan was established for each eligible employee employed on or before December 31, 1997. In addition, pay credits for these employees are 4.5% instead of 3.5%, and pay credits increase to 9.0% of pay once a participant’s earnings exceed the Social Security wage base for that year. A special transition benefit applies for employees age 40 and vested as of December 31, 1997 or employees with 15 or more years of service as of December 31, 1997, regardless of age, and who qualify for early retirement at termination.

     Estimated annual benefits payable upon retirement at normal retirement age to each of the Named Officers under the Tektronix Cash Balance Plan and the Retirement Equalization Plan are as follows: Mr. Wills: $18,970; Mr. Coreson: $59,054; Mr. Slade: $10,690; Mr. Churchill: $6,111; and Mr. McBee: $4,009.

Employment and Other Agreements

     Each of the Named Officers has an Executive Severance Agreement or similar agreement with the Company pursuant to which the officer would receive severance pay in the event that his employment is terminated by the Company other than for cause, death or disability. Upon such termination, the officer would receive a severance payment generally equal to his annual base salary, benefits under certain of the Company’s incentive plans prorated for the portion of the year during which the officer was a participant and certain outplacement and insurance benefits. Mr. Wills would receive twice his annual base salary and twice his benefits at target under the Annual Performance Incentive Plan (APIP). No benefits are payable under the Executive Severance Agreement if the officer receives severance payments under any other agreement with the Company.

     Messrs. Wills, Coreson and Slade each have an employment agreement with the Company pursuant to which, in the event of a tender or exchange offer for more than 25% of the Company’s outstanding stock, the officer has agreed to remain with the Company until such offer has been terminated or abandoned or a change in control of the Company has occurred. Except for this agreement by the officer to remain so employed by the Company, either the Company or the officer may terminate the employment at any time, subject to the Company’s obligation to provide benefits specified in the agreement following a change in control. The agreements continue in effect until December 31 of each year, and are generally automatically renewed on an annual basis. Prior to a change in control, the Company may terminate any of the agreements if there is a change in the officer’s position other than as a result of a promotion. In the event the officer is terminated within

24 months following a change in control, the officer is entitled to a cash severance payment equal to three times his annual base salary based on the salary in effect prior to termination and certain relocation and insurance benefits. Mr. Wills would also receive three times his benefits at target under APIP. However, such amounts will not be payable if termination is due to death, normal retirement or voluntary action of the officer other than for good reason, or by the Company for cause or permanent disability.

ORGANIZATION AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

Organization and Compensation Committee

     The Organization and Compensation Committee of the Board of Directors (the “Committee”) consists entirely of non-employee independent directors as defined by proposed New York Stock Exchange rules. The Committee’s authority and responsibilities are set forth in a charter adopted by the Board of Directors. The charter is reviewed annually. The Committee approves compensation of executive officers, including the Chief Executive Officer. The Committee is responsible for approving executive compensation programs, including executive incentive plans, and administering the Company’s stock option programs. The Committee reviews and assists in the development of an organizational structure and programs that will attract, retain and promote executives to meet the present and future leadership needs of the Company, including succession planning for senior management positions. The Committee’s charter is available for review on the Company’s Web site at www.tektronix.com.

Overall Policy

     The Board of Directors and the Committee believe that the Company’s total executive compensation programs should be related to short and long-term corporate performance and improvement in shareholder value. The primary responsibility of this Committee is to provide rewards for superior performance of executives who are able to create long-term investor value, and to encourage executives who deliver that performance to remain with the Company and continue to deliver that level of performance. The Company has developed a total compensation strategy that ties a significant portion of executive compensation to achieving pre-established financial results and appreciation of the Company’s Common Share price. The overall objectives of these executive compensation programs are to:

  Attract and retain talented executives;

  Motivate executives to achieve long-term business strategies while achieving near-term financial targets; and

  Align executive performance with Tektronix’ goals for delivering shareholder value.

     The Company has base pay, annual incentive and long-term incentive compensation programs for its executives, as well as retirement plans including 401(k) and cash balance plans. The Company also has an employee stock purchase plan. Each element of the program serves a somewhat different purpose, but in combination it enables the Company to support stated compensation policies and to offer compensation that is competitive with compensation offered by companies of similar size and complexity within high technology electronics and similar industries. The Committee uses comparative information from a group of companies in the high technology industry for establishing executive compensation goals. The Committee also relies on periodic advice from outside compensation and benefits consultants.

Base Salaries

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives, including a comparison to base salaries for comparable positions at other similarly sized high technology companies. Median levels of base pay provided by comparator companies form the primary reference in determining the salaries of executive officers.

     Salary adjustments are determined by evaluating the performance of the Company and each executive officer, and also take into account any new responsibilities as well as salaries for comparable positions at peer companies. The Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes such as inventory turns, timely new product introductions and development of key contributors.

Incentive Compensation

     Annual Performance Incentive Plan. Tektronix’ executive officers are eligible to participate in the Company’s Annual Performance Incentive Plan (APIP), an annual cash incentive compensation plan. For the last fiscal year, Company performance objectives were established at the beginning of the fiscal year. Participants’ performance measurements had established thresholds and targets that determined the amount of cash payments under the plan. The Company’s performance objectives for the last fiscal year were specified levels of net sales and operating income before income taxes (excluding nonrecurring items at the discretion of the Committee for executive officers or the CEO for non-officers). Incentive target performance is based on the Company’s annual incentive plan target approved by the Board of Directors. To ensure that executive officers do not receive incentive payments under the plan if employees generally did not receive Results Sharing Plan payments under the plan described below, it is also a condition to payments being made under the plan that the annual threshold for Results Sharing must be met. The Committee may also establish target incentive opportunities for individual positions based on the responsibilities of the position, the ability of the position to impact financial and corporate goals and a comparison of incentives provided to comparable positions at other similarly sized electronics companies, with incentives targeted to provide total annual cash compensation at the median level provided by comparable companies.

     Results Sharing Plan. Most employees of Tektronix, not including executive officers, commissioned sales people and other participants in APIP, participate in the Results Sharing Plan. In general, benefits from the Results Sharing Plan are based on consolidated operating income, to the extent that operating income before results sharing and other incentives (excluding nonrecurring items at the discretion of the Chief Executive Officer) exceeds a threshold amount that is determined in advance for each year. Accordingly, the Results Sharing Plan requires employees to produce a predetermined threshold of operating income for the shareholders before receiving any benefits. Payments under this plan are calculated as a percent of base pay, range upward from 1% at the threshold and are made annually.

     Stock Options and Restricted Stock. To align shareholder and executive officer interests and to create incentives for improving shareholder value, the long-term component of the Company’s executive compensation program uses stock option awards and, on a selective basis, restricted stock grants to employees, including executive officers. Stock options provide rewards to executives upon creation of incremental shareholder value and the attainment of long-term goals. The Committee expects that stock option awards will be made annually to executive officers, while restricted stock may be granted on a periodic basis. Prior to the most recent fiscal year just ended, grants of stock options were made under the 1998 Stock Option Plan or the Stock Incentive Plan. Grants of restricted stock for those prior periods were made under the Stock Incentive Plan. Following approval by the shareholders at last year’s shareholder meeting, all stock option awards or restricted stock grants are made from the 2002 Stock Incentive Plan. All executive stock option awards or restricted grants are from shareholder approved plans.

     Stock options to executive officers are generally awarded annually, and at the same time that awards are made to key contributors who are not executive officers. The size of stock option award levels (including awards to the Chief Executive Officer) reflect job responsibilities and are based in part on compensation data from a comparative group of electronics companies. Awards are designed to provide compensation opportunities in the range of the median of awards for similar positions in the high technology electronics industry for slightly higher performance levels. The Company also grants stock options at fair market value to new executive officers as a further inducement to join the Company. Stock options provide incentive for the creation of shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the price of Company Common Shares appreciates over a specified number of years. Options awarded during the last fiscal year were awarded at the fair market value of Tektronix Common Shares on the grant date. These options have a ten-year term and fully vest over four years from the grant date (25% each year).

     Restricted stock awards have been granted occasionally to executive officers under its shareholder approved plans when circumstances warrant providing such incentives to promote Company objectives. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Typically, recipients of restricted stock are not required to provide consideration other than the rendering of services and, in some cases, recipients must also achieve specified performance levels.

Stock Ownership Guidelines

     Key executives are encouraged to own stock. The Chief Executive Officer is encouraged to own Tektronix stock equal to five times his annual base salary. Other executive officers are encouraged to own three times their base salary. It is expected that they will make substantial progress towards achieving these ownership levels within five years of election to their positions.

Retirement Plans

     The Company makes contributions for eligible employees (including executive officers) under its Cash Balance Plan (see “Cash Balance Plan”) and its 401(k) Plan. Under the 401(k) Plan, eligible employees may elect to have up to 50% of their pay contributed to the plan, subject to certain tax limitations ($11,000 in calendar year 2002 and $12,000 in calendar year 2003). The Company makes matching contributions up to 4% and fixed contributions equal to 2% of the participant’s compensation, subject to tax limitations. All fixed contributions by the Company are invested entirely in Common Shares of the Company. All matching contributions are in cash, and may be invested in funds of the employee’s choice, including Common Shares of the Company.

Deferred Compensation Plan

     Senior executives can elect to defer up to 90% of their compensation, all bonuses including stock bonuses, and option gains. Cash amounts credited to the Deferred Compensation Plan earn a rate of return equal to the rate of return on earnings indices selected in advance by the executive. Tektronix Common Shares and stock option gains that are deferred will earn a rate of return based upon the performance of Tektronix Common Shares. Deferred amounts will be paid in a lump sum or in annual installments for up to 15 years, as elected by the executive.

Employee Stock Purchase Plan

     All qualifying employees, including executive officers, can participate in the Tektronix, Inc. Employee Stock Purchase Plan. Under this plan, employees can acquire Common Shares of the Company through regular payroll deductions of up to 10% of base pay plus commissions, subject to the limitation that not more than $25,000 in value of stock may be purchased annually. The purchase price of the shares is the lesser of 85% of the closing market price of the Common Shares as of the first or last day of a six month offering period.

Compensation of the Chief Executive Officer

     In June 2002, the Committee set Richard H. Wills’ salary at $550,000. When setting the base salary, the Committee took into account a comparison of base salaries, perquisites and incentives for chief executive officers of peer companies, the Company’s success in meeting its performance objectives and preserving shareholder value in the face of current market conditions, the assessment by the Committee of Mr. Wills’ individual performance and contributions, and current economic conditions. The Committee believes that Mr. Wills’ annual base salary falls within the competitive range of salaries for similar positions at similar companies. Mr. Wills’ participation in the Annual Performance Incentive Plan (APIP) for the last fiscal year was tied to the Company’s achieving pre-established levels of net sales and operating income before taxes. The Committee believes that Mr. Wills’ targeted APIP level was within the middle range of bonus opportunities for similar positions at similar companies. Mr. Wills’ APIP award for fiscal year 2003 was $189,808, which is approximately 35% of his target APIP award. In January 2003, Mr. Wills was granted stock options for 120,000 shares.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers. The $1,000,000 cap on deductibility will not apply to compensation that qualifies as “performance-based compensation”. Under the regulations, performance-based compensation includes compensation received through the exercise of a non-statutory stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company’s general intention to grant options that meet the requirements of the proposed regulations. The Company believes that compensation paid under its stock incentive plan qualifies as deductible under Section 162(m). Qualifying compensation for deductibility under Section 162(m) is one of many factors the Committee considers in determining executive compensation arrangements. Deductibility will be maintained when it does not conflict with compensation objectives.

     Organization and Compensation Committee report submitted by:

Gerry B. Cameron, Chairman
Pauline Lo Alker
David N. Campbell
Frank C. Gill
Merrill A. McPeak

INFORMATION CONCERNING AUDITORS

Independent Accountants

     The Board of Directors has selected the accounting firm of Deloitte & Touche LLP as the Company’s independent accountants for the 2003 fiscal year and for the current fiscal year 2004. A representative of Deloitte & Touche is expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Report of the Audit Committee

     The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal control processes, legal compliance, and independent and internal auditors. The members of the Audit Committee of the Board of Directors meet the New York Stock Exchange standards for independence. The Audit Committee met seven times during fiscal year 2003. The Committee operates pursuant to a written charter approved by the Board of Directors. The Charter is reviewed annually. A copy of the Charter is included as Appendix A to this proxy statement, and it is also available for viewing on the Company’s Web site at www.tektronix.com.

     The Audit Committee, the Board of Directors, management, and the auditors each play a role in maintaining the integrity of the Company’s financial reports and internal control processes.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and related accounting and reporting principles. Management is also responsible for establishing and maintaining internal controls and procedures to assure compliance with accounting standards and applicable laws and regulations.

     The independent auditors are accountable to the Audit Committee, and are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

     The Audit Committee stands at the intersection of management, the auditors, and the Board of Directors. Committee members have the experience and training to understand financial statements, and they remain informed of accounting and auditing developments relevant to the Company. The Committee communicates to management and the auditors its goals and expectations in accordance with its delegated responsibilities, and sets the tone for teamwork and effective communication through a supportive but inquisitive relationship with management and the auditors. Each group meets regularly to ensure that expectations are understood and communications are open.

     The Audit Committee fulfills its responsibilities primarily by monitoring the participants and processes involved, and reporting to the Board of Directors. The Audit Committee selects, hires, evaluates and discharges the independent auditors and the internal auditor. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the adequacy of internal controls, and the quality of the Company’s financial reporting. When necessary, the Committee obtains assistance from other outside advisors.

     While the Audit Committee does not perform the roles of the independent auditor or management or conduct its own audit, it performs its duties with energy and appropriate inquiry when reviewing information provided by management and the independent and internal auditors. The Committee believes it has the ability and courage to challenge management and the auditors and to take action if necessary.

     As part of its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended May 31, 2003 with management and with representatives of Deloitte & Touche LLP, the Company’s independent auditors. It has also discussed with representatives of Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2003, for filing with the Securities and Exchange Commission.

     Audit Committee report submitted by:

Merrill A. McPeak, Chairman
A. Gary Ames
Gerry B. Cameron
David N. Campbell

FEES PAID TO DELOITTE & TOUCHE LLP

     All services to be provided by Deloitte & Touche are required to be approved by the Audit Committee, in advance. The audit and audit related services are approved annually. With respect to services for other than audit and audit related services, at least annually, the independent auditor submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit Committee’s regularly scheduled meetings, the independent auditor presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval will be reported to the Audit Committee at its next regularly scheduled meeting.

     The following table shows the fees that the Company paid or accrued for the audit and other services provided by Deloitte & Touche LLP for fiscal years 2002 and 2003.

	2002	2003

Audit Fees	$1,158,597	$1,395,273
Audit-Related Fees	289,173	189,200
Tax Fees	197,006	296,918
All Other Fees	37,762	—

Total	$1,682,538	$1,881,391

Audit Fees

     This category includes fees for services rendered for the audit of the annual financial statements included in Form 10-K and review of the quarterly financial statements included in Form 10-Q. In addition, amounts include fees for statutory filings and audits, issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit Related Fees

     This category includes fees for services which include employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation concerning financial accounting and reporting standards and other attest services.

Tax Fees

     This category includes fees for tax compliance, tax planning and tax advice.

All Other Fees

     This category includes fees for dispute consulting assistance.

Comparison of Five-Year Cumulative Total Return

     The graph below compares the cumulative total shareholder return on the Company’s Common Shares with the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Info Technology Composite Index over a period of five years commencing on May 31, 1998 and ending on May 31, 2003. The graph assumes $100 invested on May 31, 1998 in Tektronix Common Shares and $100 invested at that time in each of the S&P indexes. The comparison assumes that all dividends are reinvested.

Fiscal Year	S&P 500	S&P Info-Tech Composite	Tektronix

1998	100.00	100.00	100.00
1999	121.03	166.02	61.87
2000	133.71	244.87	144.36
2001	119.60	128.88	132.27
2002	103.04	90.49	109.44
2003	94.73	85.49	113.76

Equity Compensation Plan Information

     The Company maintains stock option plans for selected employees. Under the terms of the plans, stock options are granted at an option price not less than the market value at the date of grant. Options granted between January 1, 1997 and January 1, 2000 generally vest over two years and expire five to ten years from the date of grant. All other options granted generally vest over four years and expire ten years from the date of grant. The following table sets forth information regarding equity compensation plans of the Company as of May 31, 2003:

	Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance (excluding shares listed in (a))

	(a)	(b)	(c)
Equity Compensation Plans
Approved by Shareholders
2002 Stock Incentive Plan	2,587,000	$16.98	5,801,279
1998 Stock Option Plan	3,116,890	$20.23	0
1989 Stock Incentive Plan	5,339,721	$28.10	0

Employee Stock Purchase Plan	161,715	$15.65	686,846

Equity Compensation Plan Not
Approved by Security Holders
2001 Stock Option Plan(1)	56,012	$24.47	123,988

Total	11,261,338	$23.17	6,612,113

(1)

This plan was adopted by the Board of Directors for the sole purpose of making grants to new non-officer employees who join the Company as a result of acquisitions, and grants are limited to such non-officer employees. Options with a term of 10 years were granted at fair market value at the time of grant. The terms of the options are substantially the same as the options granted under plans approved by shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. Executive officers, directors and beneficial owners of more than 10% of the Common Shares are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and on written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and 10% shareholders were complied with during the last fiscal year.

Proposal 2. Shareholder Proposal

     Jim Gilheany, Jr., 2484 Centennial Lane, Hayward, California 94541, a holder of approximately 200 Common Shares, submitted the following proposal (the “Shareholder Proposal”), for the reasons stated:

“I propose that the shareholders of Tektronix recommend to the Board of Directors that Tektronix stop doing business in the People’s Republic of China until it: (1) stops its human rights abuses, (2) grants its people the basic accepted freedoms of press, religion and assembly, and (3) stop using its military and weapons to threaten the free nations of the world.

The People’s Republic of China has what is arguably the worst human rights record in the world. It oppresses minorities—the Mongols to the north, the Uyghurs to the west and the Tibetans to the south—by brutal force. It withholds even the most basic of freedoms, such as the freedom to have the number of children of one’s choice, or the freedom of religion.

Additionally, the People’s Republic of China has supplied arms sales to unstable terrorist regimes, including the Taliban in Afghanistan (after September 11th) and continues to practice missile strikes on Taiwan’s offshore waters, and fund a massive espionage effort directed at the United States.

Until China reforms its government and its policies, as stated above, I propose that the shareholders of Tektronix recommend to the Board of Directors that Tektronix stop its manufacturing and production of products made in the People’s Republic of China.”

Board of Directors’ Statement in Opposition to Shareholder Proposal

The Board of Directors recommends a vote AGAINST
Adoption of the Shareholder Proposal

     The Company has significant operations in China as a part of its worldwide business. The Company opened its first office in China in 1983 and began manufacturing operations in China in 1992. The Company currently has 10 locations in China, including sales, service and manufacturing facilities. In March 2003, the Company opened a new manufacturing facility in Shanghai, which will serve as the Company’s primary manufacturing operation for the region. China is currently a significant market for the Company’s products and it is one of the fastest growing markets. The Company’s investments and operations in China are part of the Company’s overall strategic plan to enhance shareholder value. The Board of Directors believes that termination of the Company’s operations in China would be detrimental to the Company and its shareholders. Further, recent history suggests that increasing economic and social exchanges between nations can lead to improvements in social and economic conditions and serve as a powerful engine of democratic process.

Vote Required

     If a quorum is present at the meeting, the Shareholder Proposal will be adopted if the votes cast in favor of the Shareholder Proposal exceed the votes cast opposing the Proposal. Abstentions and broker non-votes are disregarded and will have no effect on the results of the vote.

     For the reasons set forth above, the Board of Directors recommends a vote AGAINST the Shareholder Proposal.

OTHER MATTERS

     Although the Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to in this proxy statement. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

SHAREHOLDER PROPOSALS

     The Company’s bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders. The bylaws prescribe the information to be contained in any such notice, and a copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Secretary at the Company’s principal executive offices. For any shareholder proposal or nomination to be considered at the 2004 Annual Meeting of Shareholders, the shareholder’s notice must be received at the Company’s principal executive office no later than July 8, 2004. In addition, SEC rules require that any shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2004 Annual Meeting of Shareholders must be received at the Company’s principal executive office no later than April 24, 2004.

INFORMATION AVAILABLE TO SHAREHOLDERS

     The Company’s 2003 Annual Report on Form 10-K is being mailed to shareholders with this proxy statement. The Company’s Annual Report on Form 10-K is also available on its Web site at www.tektronix.com.

BY ORDER OF THE BOARD OF DIRECTORS

James F. Dalton, Vice President, General Counsel and Secretary

August 22, 2003

APPENDIX A
TEKTRONIX, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Audit Committee Purpose
The Audit Committee is appointed by the Board of Directors to assist the Board in its oversight of (1) the integrity of the Company’s financial statements and reporting, (2) the effectiveness of the Company’s internal control processes, (3) the Company’s compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications and independence, and (5) the performance of the Company’s independent auditors and internal audit function.

The Committee shall prepare an Audit Committee report as required by the Securities and Exchange Commission, to be included in the Company’s annual proxy statement.
The Committee shall provide an avenue of communication among the independent auditor, management, the internal auditing department, and the Board of Directors.
The Committee has the authority, in its discretion, to conduct investigations and retain, at the Company’s expense, special legal, accounting or other consultants or experts to advise the Committee.
The Committee has the responsibility and powers set forth in the Charter delegated to it by the Board. It is the responsibility of the Company’s management and the independent auditors to plan and conduct audits and to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

II.	Membership
The Committee shall be comprised of not less than three members, each of whom shall be independent within the requirements of the Securities and Exchange Commission, and the New York Stock Exchange as interpreted by the Board in its business judgment.

Each Committee member shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise.
The Board, on recommendation of the Nominating and Corporate Governance Committee, shall appoint committee members. The Board shall designate one member of the Audit Committee as Audit Committee chair.

III.	Committee Meetings
The Audit Committee shall meet at least four times annually or more frequently as circumstances dictate. The Committee chair shall prepare or approve an agenda in advance of each meeting. The Committee shall periodically meet privately in separate executive sessions with management, the internal auditor, the independent auditor, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. Minutes of each meeting will be kept.

IV.	Audit Committee Responsibilities and Duties
Financial Reporting and Internal Control
1.	The Audit Committee shall review and discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

A-1

2.	In connection with audits performed by the Company’s independent auditor, the Committee shall obtain from the independent auditor a report addressing all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles related to material items that have been discussed with management, including ramifications of the use of such treatments and the treatment preferred by the independent auditor; and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

3.	The Committee shall resolve any disagreements between the independent auditor and management regarding financial reporting.
4.	The Committee shall discuss the type and presentation of information included in earnings press releases, including pro forma or adjusted non-GAAP information, as well as the type of financial information and earnings guidance provided to analysts and rating agencies.

5.	Prior to releasing the year-end earnings, the Committee shall discuss the results of the audit with the independent auditor, including matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61 (relating to the auditor’s responsibilities, significant accounting policies, estimates, audit adjustments, quality of reporting, and disagreements with management). The Committee shall review with the independent auditor any audit problems or difficulties and management’s response. The communication may be in writing or oral.

6.	In consultation with management, the independent auditor and the internal auditors, the Committee shall consider the adequacy of the Company’s internal control structure and procedures for financial reporting and any special audit steps adopted in light of material control deficiencies. The Committee shall review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.	The Committee shall review periodically the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss significant accounting and financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

8.	The Committee shall review with management the effect of regulatory and accounting initiatives on the financial statements of the Company.
9.	The Committee shall review with management and the independent auditor (a) any material financial or non-financial arrangement of the Company that does not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company, which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

Independent Auditor
10.	The Committee shall appoint, retain, evaluate, determine the compensation for and oversee the Company’s independent auditor and approve any discharge of the auditor when circumstances warrant. The Company’s independent auditor reports directly to the Audit Committee and is ultimately accountable to the Audit Committee and the Board as a whole.

11.	The Committee shall ensure the rotation of the audit partners as required by law.
12.	The Committee shall set hiring policies for employees or former employees of the independent auditor.
13.	At least annually, the Committee shall obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures; (2) any material issues raised by the
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most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company.

14.	The independent auditor shall submit to the Committee the written report concerning auditor independence required by Independence Standards Board Standard No. 1. The Committee shall evaluate the independent auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead audit partner of the independent auditor. The Committee shall present the Committee’s conclusions with respect to the independent auditor to the Board.

15.	The Committee shall approve in advance (or establish policies and procedures in accordance with applicable regulations) for the engagement of the independent auditor to provide permitted nonaudit services.

16.	The Committee shall regularly review the independent auditor’s audit plan; discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.
Internal Audit Function
17.	The Audit Committee shall review the appointment and replacement of the senior internal audit executive.
18.	The Committee shall review and approve the annual work plan and budget for the internal audit function.
19.	The Committee shall supervise the work and performance of the internal audit function. The internal audit function shall regularly report to the Committee the status of the annual work plan, and the Committee may request such additional studies and reports from the internal audit function as the Committee may determine are necessary or advisable.

Legal Compliance and Other Responsibilities
20.	On at least an annual basis, the Committee shall review with the Company’s counsel any legal or Code of Business Practices matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with the Code of Business Practices or applicable laws and regulations, and inquiries received from regulators or governmental agencies.

21.	The Committee shall review periodically the Company’s information systems, environmental, tax and currency matters, and pension plans.
22.	The Committee shall establish and review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, as well as for confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

23.	The Committee shall review and assess the performance of the Committee and the adequacy of this Charter at least annually. The Committee shall submit the charter to the Board for approval and have the document published in the proxy statement at least every three years in accordance with Securities and Exchange Commission regulations.

24.	The Committee shall regularly report to the Board. The Committee shall review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

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Please Vote by Mailing this Proxy Card in Advance of the Meeting

OR

Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week
Until 8:59 p.m. PDT (11:59 p.m. EDT) September 24, 2003

If you received your proxy materials by mail this year, you can still vote your shares conveniently by the Internet or by telephone. Please see below for instructions.

Additionally, if you haven’t already done so, you can consent to receive future proxy materials (Annual Reports and Proxy Statements) via electronic delivery. To do so, please click or push the applicable button as you cast your vote this year via the Internet. By choosing to become one of Tektronix' future electronic recipients, you help support Tektronix in its effort to conserve resources and control escalating printing and postage costs.

If you choose the option of electronic delivery of proxy materials and voting via the Internet, each year before the Annual Meeting of Shareholders you will receive an e-mail in place of a proxy card. It will describe the necessary steps to view the appropriate materials and vote your associated shares via the Internet.

Internet	Telephone	Mail
You will need your control number from this proxy card (see back of card) to submit your electronic vote.	You can use any touch-tone telephone. You will need to enter your control number (see back of card) then follow directions to submit your vote.	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

FOLD AND DETACH HERE	FOLD AND DETACH HERE

P R O X Y

TEKTRONIX, INC.
Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
Annual Meeting of Shareholders, to be held on September 25, 2003 at 10:00 a.m.

PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Tektronix, Inc. hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies with full power of substitution, and authorize them to represent and to vote, on behalf of the undersigned shareholder, all common shares of Tektronix, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders of Tektronix, Inc. to be held on September 25, 2003 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

This Proxy will be voted as directed, but where no direction is given, it will be voted for the election of the nominated directors and against proposal No. 2. The proxies may vote in their discretion as to other matters that may come before this meeting.

(Continued, and to be marked, dated and signed on the other side)

TEKTRONIX, INC. P.O. BOX 500, D/S 50-LAW 14200 SW KARL BRAUN DRIVE BEAVERTON, OR 97077

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

VOTE BY INTERNET – http://www.tektronix.com/proxyvote
Use the Internet to transmit your voting instructions 24 hours a day up unti 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 24, 2003. Have your proxy card in hand when you access the Web site to submit your electronic vote. You will be asked to enter your 12-digit Control Number (located below) and then follow the instructions listed. Costs normally associated with electronic access, such as Internet usage and telephone harges, will be your responsibility.

VOTE BY TELEPHONE – 1-800-690-6903
You can use any touch-tone telephone to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 24, 2003. Have your proxy card in hand when you call. You will be asked to enter your 12-digit Control Number (located below), and then follow the simple directions provided.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope we have provided or return it to Tektronix, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DO NOT RETURN THE PROXY CARD BELOW IF YOU VOTE BY INTERNET OR TELEPHONE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	TKTRNX	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
Tektronix, Inc.

1. ELECTION OF DIRECTORS
Nominees:	(01) Gerry B. Cameron (02) Cyril J. Yansouni		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

			|_|	|_|	|_|

2. PROPOSAL						For	Against	Abstain
Shareholder Proposal regarding China.
						|_|	|_|	|_|
3. DISCRETIONARY MATTERS
The Proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as your name(s) appear above), and date this card and mail promptly in the postage-paid, return envelope provided. When shares are held jointly, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend this meeting.		Yes	No
		|_|	|_|

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household		|_|	|_|

Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (Joint Owners)			Date

Please Vote by Mailing this Proxy Card in Advance of the Meeting

OR

Vote by Internet or Telephone
24 Hours a Day, 7 Days a Week
Until 8:59 p.m. PDT (11:59 p.m. EDT) September 24, 2003

If you received your proxy materials by mail this year, you can still vote your shares conveniently by the Internet or by telephone. Please see below for instructions.

Additionally, if you haven’t already done so, you can consent to receive future proxy materials (Annual Reports and Proxy Statements) via electronic delivery. To do so, please click or push the applicable button as you cast your vote this year via the Internet. By choosing to become one of Tektronix' future electronic recipients, you help support Tektronix in its effort to conserve resources and control escalating printing and postage costs.

If you choose the option of electronic delivery of proxy materials and voting via the Internet, each year before the Annual Meeting of Shareholders you will receive an e-mail in place of a proxy card. It will describe the necessary steps to view the appropriate materials and vote your associated shares via the Internet.

Internet	Telephone	Mail
You will need your control number from this proxy card (see back of card) to submit your electronic vote.	You can use any touch-tone telephone. You will need to enter your control number (see back of card) then follow directions to submit your vote.	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope

FOLD AND DETACH HERE	FOLD AND DETACH HERE

P R O X Y

TEKTRONIX, INC.
Tektronix, Inc. Building 38, 14200 S.W. Karl Braun Drive, Beaverton, Oregon 97077
Annual Meeting of Shareholders, to be held on September 25, 2003 at 10:00 a.m.

PROXY - SOLICITED ON BEHALF OF THE 401(k) PLAN TRUSTEE

The undersigned participant in the Tektronix, Inc. 401(k) Plan hereby appoints Richard H. Wills, Colin L. Slade and James F. Dalton, and each of them, proxies designated by the Plan Trustee with full power of substitution, and authorizes them to represent and to vote, all common shares of Tektronix, Inc. allocated to the participant’s account under the Plan at the annual meeting of shareholders of Tektronix, Inc. to be held on September 25, 2003 at 10:00 a.m., and any adjournment or adjournments thereof. A majority of the proxies or substitutes present at the meeting may exercise all granted powers in accordance with this proxy, with respect to the matters indicated on the reverse.

This Proxy will be voted as directed, but where no direction is given, it will be voted for the election of the nominated directors and against proposal No. 2. The proxies may vote in their discretion as to other matters that may come before this meeting.

(Continued, and to be marked, dated and signed on the other side)

TEKTRONIX, INC. P.O. BOX 500, D/S 50-LAW 14200 SW KARL BRAUN DRIVE BEAVERTON, OR 97077

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card in the enclosed envelope.

VOTE BY INTERNET – http://www.tektronix.com/proxyvote
Use the Internet to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 24, 2003. Have your proxy card in hand when you access the Web site to submit your electronic vote. You will be asked to enter your 12-digit Control Number located below) and then follow the instructions listed. Costs normally associated with electronic access, such as Internet usage and telephone charges, will be your responsibility.

VOTE BY TELEPHONE – 1-800-690-6903
You can use any touch-tone telephone to transmit your voting instructions 24 hours a day up until 8:59 p.m. PDT (11:59 p.m. EDT) Wednesday, September 24, 2003. Have your proxy card in hand when you call. You will be asked to enter your 12-digit Control Number (located below), and then follow the simple directions provided.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope we have provided or return it to Tektronix, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DO NOT RETURN THE PROXY CARD BELOW
IF YOU VOTE BY INTERNET OR TELEPHONE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	TKTRNX	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
Tektronix, Inc.

1. ELECTION OF DIRECTORS
Nominees:	(01) Gerry B. Cameron (02) Cyril J. Yansouni		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

			|_|	|_|	|_|

2. PROPOSAL						For	Against	Abstain
Shareholder Proposal regarding China.
						|_|	|_|	|_|
3. DISCRETIONARY MATTERS
The Proxies are authorized to vote in their discretion upon any other matters properly coming before the meeting or any adjournment or adjournments thereof.

Please follow the instructions above to vote by Internet or telephone, or mark, sign (exactly as your name(s) appear), and date this card and mail promptly in the postage-paid, return envelope provided.

Please indicate if you plan to attend this meeting.		Yes	No
		|_|	|_|

HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household		|_|	|_|

Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (Joint Owners)			Date